Compass Pathways Announces Third Quarter 2025 Financial Results and Business Highlights Including Acceleration of Commercial Launch Plans by 9-12 Months
Highlights:
•Company accelerating commercialization readiness plans by 9-12 months, following completion of COMP006 trial enrollment and positive meeting with FDA on NDA submission strategies for COMP360 in TRD, including potential rolling submission
•Company now plans to disclose 9-week data (Part A) from COMP006 together with 26-week data (Part B) from COMP005 in Q1 2026
•Disclosure of 26-week (Part B) COMP006 data expected in early Q3 2026
•Cash position of $185.9 million as of September 30, 2025
•Conference call on November 4 at 8 am ET (1 pm UK)

LONDON & NEW YORK, November 4, 2025
Compass Pathways plc (Nasdaq: CMPS), a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health, today reported its financial results for the third quarter 2025 and provided an update on recent progress across its business.

“With the completion of COMP006 enrollment and our recent positive discussions with the FDA, we are excited about pulling forward our expected launch timing for COMP360 in TRD by 9-12 months,” said Kabir Nath, Chief Executive Officer at Compass Pathways. “We are accelerating commercial launch plans to match this new expected timeline with the goal of advancing our mission of transforming the mental health landscape and how patients living with depression are treated.”

Business Highlights

COMP360 psilocybin treatment in TRD (Treatment Resistant Depression)
•Second Phase 3 trial, COMP006, has completed enrollment (n=585)

•In June 2025, we announced achievement of the 6-week primary endpoint in the first of two phase 3 studies (COMP005), where a single administration of COMP360 demonstrated a highly statistically significant and clinically meaningful reduction in symptom severity at six weeks and no unexpected safety findings

•Positive Type B meeting with the FDA in September 2025 to discuss the Company’s NDA submission strategy for COMP360 in TRD and potential acceleration scenarios, including rolling submission

•Second phase 3 trial (COMP006) 9-week (Part A) data and COMP005 26-week (Part B) data are expected in Q1 2026

•26-week (Part B) data from COMP006 is expected in early Q3 2026

COMP360 psilocybin treatment in PTSD (Post Traumatic Stress Disorder)
•Late-stage clinical trial design being finalized taking FDA comments into consideration

•Phase 2 open label 12-week safety and tolerability study (n=22) in PTSD announced in May 2024, showed COMP360 was generally well tolerated and demonstrated both rapid and durable improvement in symptoms from baseline observed following a single administration

•Phase 2 PTSD findings published in the September 2025 issue of Journal of Psychopharmacology

Board of Directors Update
•Dr. Jeffrey Jonas, who brings three decades of leadership experience in psychiatry and biotech, appointed to the Compass Pathways Board of Directors

•Thomas Lönngren will retire from his position on the Board at the end of December after more than 6 years of service

Financial Highlights
•Research and development expenses were $27.3 million for the three months ended September 30, 2025, compared with $32.9 million during the same period in 2024. The decrease was primarily attributable to a decrease in development expenses related to the termination of our discovery programs associated with the reorganization that took place in the fourth quarter of 2024 and a decrease in non-cash share-based compensation expenses due to decreased staffing levels associated with the reorganization that took place in the fourth quarter of 2024.

•Research and development expenses were $88.5 million for the nine months ended September 30, 2025, compared with $86.9 million during the same period in 2024. The increase was primarily attributable to development expenses associated with advancing our late-stage COMP360 phase 3 clinical trials partially offset by decreased personnel and non-cash share-based compensation expenses due to decreased staffing levels associated with the reorganization that took place in the fourth quarter of 2024.

•General and administrative expenses were $13.2 million for the three months ended September 30, 2025, compared with $15.0 million during the same period in 2024. The decrease was primarily attributable to a decrease in personnel and non-cash share-based compensation expenses due to decreased staffing levels associated with the reorganization that took place in the fourth quarter of 2024 as well as decreased facilities and other expenses as a result of lower insurance premiums and banking fees.

•General and administrative expenses were $44.6 million for the nine months ended September 30, 2025, compared with $42.9 million during the same period in 2024. The increase was primarily attributable to an increase in legal and professional fees primarily due to issuance costs related to our January 2025 Financing as well as expenses associated with consulting, accounting and legal advice, partially offset by decreased facilities and other expenses as a result of lower insurance premiums and banking fees as well as decreased personnel expenses due to decreased staffing levels associated with the reorganization that took place in the fourth quarter of 2024.

•Net loss for the three months ended September 30, 2025, was $137.7 million, or $1.44 net loss per share: basic and diluted, compared with $38.5 million, or $0.56 loss per share basic and diluted, during the same period in 2024. The increase in net loss for the quarter was primarily driven by a $101.3 million non-cash loss on fair value adjustment related to our warrant liabilities, compared with $0.0 million during the same period in 2024. As the fair value of the warrants fluctuates with our share price and other market inputs, this adjustment can result in significant variability in our reported net loss. Net loss also includes non-cash shared-based compensation of $3.2 million for the three months ended September 30,2025 compared with $5.0 million for the same period in 2024.

•Net loss for the nine months ended September 30, 2025, was $194.0 million, or $2.09 net loss per share: basic and diluted, compared with $111.8 million, or $1.67 loss per share basic and diluted, during the same period in 2024. The increase in net loss for the period was primarily driven by a $84.4 million non-cash gain on fair value adjustment related to our warrant liabilities, compared with $0.0 million during the same period in 2024. As the fair value of the warrants fluctuates with our share price and other market inputs, this adjustment can result in significant variability in our reported net loss. Net loss also includes non-cash share-based compensation of $10.7 million for the nine months ended September 30, 2025 compared with $15.0 million for the same period in 2024.

•Cash and cash equivalents were $185.9 million as of September 30, 2025, compared with $165.1 million as of December 31, 2024.

•Debt was $31.3 million as of September 30, 2025, compared with $30.2 million as of December 31, 2024.

Financial Guidance

Full year 2025 net cash used in operating activities is expected to be in the range of $120 million to $145 million. This range includes the amount receivable in respect of the R&D tax credit in the UK, the timing for which is uncertain. The cash position at September 30, 2025 is expected to be sufficient to fund operating expenses and capital expenditure requirements into 2027.

Conference Call
The management team will host a conference call at 8:00 am ET (1:00 pm UK) on November 4, 2025. A live webcast of the call will be available on the Compass Pathways website at https://events.q4inc.com/attendee/698442687
About Compass Pathways
Compass Pathways plc (Nasdaq: CMPS) is a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people with serious mental health conditions who are not helped by existing treatments. We are pioneering a new paradigm for treating mental health conditions focused on rapid and durable responses through the development of our investigational COMP360 synthetic psilocybin treatment, potentially a first in class treatment. COMP360 has Breakthrough Therapy designation from the US Food and Drug Administration (FDA) and has received Innovative Licensing and Access Pathway (ILAP) designation in the UK for treatment-resistant depression (TRD).

Compass is headquartered in London, UK, with offices in New York in the US. We envision a world where mental health means not just the absence of illness but the ability to thrive.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, statements regarding our expectations regarding our financial guidance; our business strategy and goals; our expectations and projections about the company’s future cash needs and financial results; our plans and expectations regarding our phase 3 trials in TRD, including our expectations regarding the time periods for the release of data from the COMP005 and COMP006 Phase 3 trials for TRD; our expectations regarding discussions with the FDA, including discussions regarding potential NDA acceleration strategies, including potential for rolling NDA submission for COMP360 psilocybin treatment in TRD; our expectations regarding potential commercial launch timelines; the potential for the pivotal phase 3 program in TRD to support regulatory filings and approvals on an accelerated basis or at all; our expectations regarding the safety or efficacy of our investigational COMP360 psilocybin treatment, including as a treatment for treatment of TRD or PTSD; our ability to obtain regulatory approval and adequate coverage and reimbursement; our ability to transition from a clinical-stage to a commercial-stage organization and effectively launch a commercial product, if regulatory approval is obtained or on an accelerated timeline or at all; and our expectations regarding the benefits of our investigational COMP360 psilocybin treatment. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Compass’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

These risks, uncertainties, and other factors include, among others: uncertainties associated with risks related to clinical development which is a lengthy and expensive process with uncertain outcomes, and therefore our clinical trials may be delayed or terminated and may be more costly than expected; the results of early-stage clinical trials of our investigational COMP360 psilocybin treatment may not be predictive of the results of later stage clinical trials; our need for substantial additional funding to achieve our business goals and if we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our clinical trials; our acceleration strategies for our NDA submission may not be successful; FDA may ultimately disagree with our proposal for a rolling NDA submission and may not permit us to utilize the rolling review process; our efforts to obtain marketing approval from FDA or regulatory authorities in any other jurisdiction for our investigational COMP360 psilocybin treatment may be unsuccessful; our efforts to commercialize and obtain coverage and reimbursement for our investigational COMP360 psilocybin treatment, if approved, may be unsuccessful; the risk that our strategic collaborations will not continue or will not be successful; and our ability to retain key personnel; and those risks and uncertainties described under the heading “Risk Factors” in Compass’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, the prospectus supplement related to the proposed public offering we plan to file and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, Compass disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Compass’s current expectations and speak only as of the date hereof.

Enquiries
Media: Dana Sultan-Rothman, media@compasspathways.com, +1 484 432 0041
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324

COMPASS PATHWAYS PLC
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	September 30,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$185,937	$165,081
Restricted cash	379	389
Prepaid expenses and other current assets	56,072	35,821
Total current assets	242,388	201,291
NON-CURRENT ASSETS:
Operating lease right-of-use assets	3,931	2,006
Deferred tax assets	4,527	3,774
Long-term prepaid expenses and other assets	4,761	6,595
Total assets	$255,607	$213,666
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,246	$12,283
Accrued expenses and other liabilities	12,023	14,495
Debt, current portion	12,669	5,513
Operating lease liabilities - current	1,949	1,725
Warrant liabilities	165,563	—
Total current liabilities	197,450	34,016
NON-CURRENT LIABILITIES:
Debt, non-current portion	18,600	24,652
Operating lease liabilities - non-current	1,966	303
Total liabilities	$218,016	$58,971
SHAREHOLDERS' EQUITY:
Ordinary shares, £0.008 par value; 96,002,044 and 68,552,215 shares authorized, issued and outstanding at September 30, 2025 and December 31, 2024, respectively	973	702
Additional paid-in capital	780,521	704,919
Accumulated other comprehensive loss	(15,187)	(16,194)
Accumulated deficit	(728,716)	(534,732)
Total shareholders' equity	37,591	154,695
Total liabilities and shareholders' equity	$255,607	$213,666

COMPASS PATHWAYS PLC
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	Three Months ended September 30,		Nine Months ended September 30,
	2025	2024	2025	2024
OPERATING EXPENSES:
Research and development	$27,325	$32,928	$88,530	$86,898
General and administrative	13,211	14,968	44,555	42,893
Total operating expenses	40,536	47,896	133,085	129,791
Loss from operations:	(40,536)	(47,896)	(133,085)	(129,791)
OTHER INCOME (EXPENSE), NET:
Fair value change of warrant liabilities	(101,318)	—	(84,398)	—
Benefit from R&D tax credit	3,924	4,084	16,659	10,894
Interest income	1,588	1,977	5,872	6,645
Foreign exchange (losses) gains	(883)	4,452	3,599	3,894
Interest expense	(1,105)	(1,137)	(3,380)	(3,347)
Other income	383	191	1,010	486
Total other income, net	(97,411)	9,567	(60,638)	18,572
Loss before income taxes	(137,947)	(38,329)	(193,723)	(111,219)
Income tax benefit (expense)	230	(173)	(261)	(571)
Net loss	$(137,717)	$(38,502)	$(193,984)	$(111,790)

Net loss per share attributable to ordinary shareholders: basic and diluted	$(1.44)	$(0.56)	$(2.09)	$(1.67)
Weighted average ordinary shares outstanding: basic and diluted	95,337,993	68,395,343	92,646,458	67,001,326

Net loss	$(137,717)	$(38,502)	$(193,984)	$(111,790)
Other comprehensive loss:
Foreign exchange translation adjustment	(605)	339	1,007	384
Comprehensive loss	$(138,322)	$(38,163)	$(192,977)	$(111,406)